                                                                    EXHIBIT 4.2

                     INTERNATIONAL TECHNOLOGY CORPORATION
                     NON-QUALIFIED STOCK OPTION AGREEMENT
                                PURSUANT TO THE
                           1991 STOCK INCENTIVE PLAN



            This Non-Qualified Stock Option Agreement ("Agreement") is made and entered into as of the Date of Grant indicated below by and between International Technology Corporation, a Delaware corporation (the "Company"), and the person named on Attachment A as Optionee.

            WHEREAS, Optionee is an employee of the Company and/or one or more of its subsidiaries; and

            WHEREAS, pursuant to the Company's 1991 Stock Incentive Plan (the "1991 Plan"), the committee of the Board of Directors of the Company administering the 1991 Plan (the "Committee") has approved the grant to Optionee of a non-qualified option to purchase shares of the Common Stock, par value $1.00 per share, of the Company (the "Common Stock"), on the terms and conditions set forth herein.

            NOW, THEREFORE, in consideration of the foregoing recitals and the covenants set forth herein, the parties hereto hereby agree as follows:

            1.    GRANT OF OPTION; CERTAIN TERMS AND CONDITIONS.  The Company
                  ---------------------------------------------
hereby grants to Optionee, and Optionee hereby accepts, as of the Date of Grant indicated on Attachment A, an option or options (the "Option") to purchase the number of shares of Common Stock indicated on Attachment A (the "Option Shares") at the Exercise Price per share indicated on Attachment A, which Exercise Price shall not be less than the Fair Market Value (as defined in the 1991 Plan) of the Option Shares on the Date of Grant. The Option shall expire at 5:00 p.m., Los Angeles time, on the Expiration Date indicated on Attachment A and shall be subject to all of the terms and conditions set forth in this Agreement. The Option is not intended to qualify as an incentive stock option under Section 422 of the Internal Revenue Code. On each anniversary of the Base Vesting Date, the Option shall become exercisable to purchase ("vest with respect to") that number of Option Shares (rounded to the nearest whole share) equal to the total number of Option Shares multiplied by the Annual Vesting Rate indicated on Attachment A.

            2.    ACCELERATION AND TERMINATION OF OPTION.
                  --------------------------------------

            (a)   Termination of Employment.
                  -------------------------

                  (i)  Retirement.  In the event that Optionee shall cease to be
                       ----------
an employee of the Company or any of its subsidiaries (such event shall be referred to herein as the "Termination" of Employee's "Employment") by reason of retirement in accordance with the Company's then-current retirement practices, then the Option shall fully vest with respect to all Option Shares upon the date of such Termination of Employment and shall terminate on the Expiration Date.

                  (ii)  Death or Permanent Disability.  If Optionee's Employment
                        -----------------------------
is Terminated by reason of the death or Permanent Disability (as hereinafter defined)
of Optionee, then the Option shall fully vest with respect to all Option Shares upon the date of such Termination of Employment, shall be exercisable by Optionee or, in the event of death, the person or persons to whom Optionee's rights under the Option shall have passed by will or by the applicable laws of descent or distribution, and shall terminate on the first anniversary of the date of such Termination of Employment. "Permanent Disability" shall mean the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months. The Optionee shall not be deemed to have a Permanent Disability until proof of the existence thereof shall have been furnished to the Committee in such form and manner, and at such times, as the Committee may require. Any determination by the Committee that Optionee does or does not have a Permanent Disability shall be final and binding upon the Company and Optionee.
                  (iii)  Termination for Cause.  If Optionee's Employment is
                         ---------------------
Terminated for cause, then (A) the portion of the Option that has not vested on or prior to the date of such Termination of Employment shall terminate on such date and (B) the remaining vested portion of the Option shall terminate one (1) month from the date of such Termination of Employment.

                  (iv)  Other Termination.  If Optionee's Employment is
                        -----------------
Terminated for any reason other than those enumerated in (i) through (iii) of this Section 2(a), then (A) the portion of the Option that has not vested on or prior to the date of such Termination of Employment shall terminate on such date and (B) the remaining vested portion of the Option shall terminate three (3) months from the date of such Termination of Employment.

            (b)   Death Following Termination of Employment.  Notwithstanding
                  -----------------------------------------
anything to the contrary in this Agreement, if Optionee shall die at any time after the Termination of his or her Employment and prior to the Expiration Date, then the remaining vested but unexercised portion of the Option shall terminate on the earlier of the Expiration Date or the first anniversary of the date of such death.

            (c)   Acceleration of Option Upon a Change of Control.  The
                  -----------------------------------------------
Committee, in its sole discretion, may accelerate the exerciseability of the Option at any time and for any reason. In addition, the Option shall fully vest with respect to all Option Shares immediately prior to a Change of Control (as hereinafter defined), provided that no such vesting shall occur (A) in the case of a Change of Control of the type described in (ii) or (iii) below, if a two-thirds majority of the members of the Company's Board of Directors affirmatively recommends such Change of Control to the Company's stockholders, or (B) in the case of a Change of Control of the type described in (i) or (v) below, if a two-thirds majority of the Company's Board of Directors approves such Change of Control. A "Change of Control" shall mean the first to occur of the following events:

                  (i) any date upon which the directors of the Company who were nominated by the Board of Directors for election as directors cease to constitute a majority of the directors of the Company;
                  (ii) a reorganization, merger or consolidation of the Company the consummation of which results in the outstanding securities of any class then subject to the Option being exchanged for or converted into cash, property and/or securities not issued by the Company;

                  (iii) the acquisition of substantially all of the property and assets of the Company by any person or entity;

                  (iv)   the dissolution or liquidation of the Company; or

                  (v) the date of the first public announcement that any person or entity, together with all Affiliates and Associates (as such capitalized terms are defined in Rule 12b-2 promulgated under the Exchange Act) of such person or entity, shall have become the Beneficial Owner (as defined in Rule 13d-3 promulgated under the Exchange Act) of voting securities of the Company representing 35% or more of the voting power of the Company; provided, however, that the terms "person" and "entity," as used in this subsection (v), shall not include (x) the Company or any of its subsidiaries, (y) any employee benefit plan of the Company or any of its subsidiaries, or (z) any entity holding voting securities of the Company for or pursuant to the terms of any such plan.

            (d)   Other Events Causing Termination of Option.  Notwithstanding
                  ------------------------------------------
anything to the contrary in this Agreement, the Option shall terminate on the thirtieth day following the date of the consummation of either of the following events, or upon such later date as shall be determined by the Committee:

                  (i)   the dissolution or liquidation of the Company;

                  (ii) the acquisition of substantially all of the property and assets of the Company by any person or entity, unless the terms of such acquisition shall provide otherwise.

            3.    ADJUSTMENTS.  In the event that the outstanding securities
                  -----------
of the class then subject to the Option are increased, decreased or exchanged for or converted into cash, property and/or a different number or kind of securities, or cash, property and/or securities are distributed in respect of such outstanding securities, in either case as a result of a reorganization, merger, consolidation, recapitalization, reclassification, dividend (other than a regular, quarterly cash dividend) or other distribution, stock split, reverse stock split or the like, or in the event that substantially all of the property and assets of the Company are sold, then the Committee shall make appropriate and proportionate adjustments in the number and type of shares or other securities or cash or other property that may thereafter be acquired upon the exercise of the Option; provided, however, that any such adjustments in the Option shall be made without changing the aggregate Exercise Price of the then unexercised portion of the Option.

            4.    EXERCISE.  The Option shall be exercisable during Optionee's
                  --------
lifetime only by Optionee or by his or her guardian or legal representative, and after Optionee's death only by the person or entity entitled to do so under Optionee's last will and testament or applicable intestate law. The Option may only be exercised by the delivery to the Company of a written notice of such exercise pursuant to the notice procedures set forth in Section 6 hereof, which notice shall specify the number of Option Shares to be purchased (the "Purchased Shares") and the aggregate Exercise Price for such shares (the "Exercise Notice"), together with payment in full of such aggregate Exercise Price in cash or by a cashier's or certified bank check payable to the Company; provided, however, that payment of such aggregate Exercise Price may instead be made, in whole or in part at, the election of the Optionee, either
(A) by the delivery to the Company of a certificate or certificates representing shares of Common Stock, duly endorsed or accompanied by a duly executed stock powers, which delivery effectively transfers to the Company good and valid title to such shares, free and clear of any pledge, commitment, lien, claim or other encumbrance or (B) by authorizing the withholding by the Company of shares of Common Stock that otherwise would be issued to the Optionee as a result of the exercise of the Option (such shares to be valued in either case on the basis of the aggregate Fair Market Value (as defined in the 1991 Plan) thereof on the date of such exercise), provided that (i) Optionee shall have obtained the prior written approval of the Committee to pay the Exercise Price pursuant to the methods set forth in clauses (A) or (B) of this Section 4 and (ii) the Company is not then prohibited from purchasing or acquiring such shares of Common Stock.

            5.    PAYMENT OF WITHHOLDING TAXES.  If the Company is obligated to
                  ----------------------------
withhold an amount on account of any federal, state or local tax imposed as a result of the exercise of the Option, including, without limitation, any federal, state or other income tax, or any F.I.C.A., state disability insurance tax or other employment tax, then Optionee shall, concurrently with such exercise, pay such amount to the Company in cash or by cashier's or certified bank check payable to the Company; provided however, that payment of such amount may instead be made, in whole or in part, at the election of the Optionee, (A) either by the delivery to the Company of a certificate or certificates representing shares of Common Stock, duly endorsed or accompanied by a duly executed stock powers, which delivery effectively transfers to the Company good and valid title to such shares, free and clear of any pledge, commitment, lien, claim or other encumbrance or (B) by authorizing the withholding by the Company of shares of Common Stock that otherwise would be issued to the Optionee as a result of the exercise of the Option (such shares to be valued in either case on the basis of the aggregate Fair Market Value (as defined in the 1991 Plan) thereof on the date of such exercise), provided that (i) the Company is not then prohibited from purchasing or acquiring such shares of Common Stock, and (ii) Optionee shall have obtained the prior written approval of the Committee to pay such amount pursuant to the methods set forth in clauses (A) or (B) of this
Section 5. Notwithstanding the foregoing, if at the time of exercise of this option, Optionee is a person required to file reports pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, then any such withholding tax shall be required to be satisfied by utilizing the method set forth in clause (B) of this
Section 5, and the use of such method shall be deemed to have been approved by the Committee without any specific action or election by Optionee.

            6.    NOTICES.  Any notice given to the Company shall be addressed
                  -------
to the Company at 23456 Hawthorne Boulevard, Torrance, California 90505,
Attention: Secretary, or at such other address as the Company may hereinafter designate in writing to Optionee. Any notice given to Optionee shall be sent to the address set forth below Optionee's signature hereto, or at such other address as Optionee may hereafter designate in writing to the Company. Any such notice shall be deemed duly given when sent by prepaid certified or registered mail and deposited in a post office or branch post office regularly maintained by the United States Government.

            7.    STOCK EXCHANGE REQUIREMENTS; APPLICABLE LAWS.  Notwithstanding
                  --------------------------------------------
anything to the contrary in this Agreement, no shares of stock purchased upon exercise of the Option, and no certificate representing all or any part of such shares, shall be issued or delivered if (a) such shares have not been admitted to listing upon official notice of issuance on each stock exchange upon which shares of that class are then listed or (b) in the opinion of counsel to the Company, such issuance or delivery would cause the Company to be in violation of or to incur liability under any federal, state or other securities law, or any requirement of any stock exchange listing agreement to which the Company is a party, or any other requirement of law or of any administrative or regulatory body having jurisdiction over the Company.

            8.    NONTRANSFERABILITY.  Neither the Option nor any interest
                  ------------------
therein may be sold, assigned, conveyed, gifted, pledged, hypothecated or otherwise transferred in any manner other than by will or the laws of descent and distribution.

            9.    1991 PLAN.  The Option is granted pursuant to the 1991 Plan,
                  ---------
as in effect on the Date of Grant, and is subject to all the terms and conditions of the 1991 Plan, as the same may be amended from time to time; provided, however, that no such amendment shall deprive Optionee, without his or her consent, of the Option or of any of Optionee's rights under this Agreement. The interpretation and construction by the Committee of the 1991 Plan, this Agreement, the Option and such rules and regulations as may be adopted by the Committee for the purpose of administering the 1991 Plan shall be final and binding upon Optionee. Until the Option shall expire, terminate or be exercised in full, the Company shall, upon written request therefor, send a copy of the 1991 Plan, in its then-current form, to Optionee or any other person or entity then entitled to exercise the Option.

            10.   STOCKHOLDER RIGHTS.  No person or entity shall be entitled to
                  ------------------
vote, receive dividends or be deemed for any purpose the holder of any Option Shares until the Option shall have been duly exercised to purchase such Option Shares in accordance with the provisions of this Agreement.

            11.   EMPLOYMENT RIGHTS.  No provision of this Agreement or of the
                  -----------------
Option granted hereunder shall (a) confer upon Optionee any right to continue in the employ of the Company or any of its subsidiaries, (b) affect the right of the Company and each of its subsidiaries to terminate the employment of Optionee, with or without cause, or (c) confer upon Optionee any right to participate in any employee welfare or benefit plan or other program of the Company or any of its subsidiaries other than the 1991 Plan. THE OPTIONEE HEREBY ACKNOWLEDGES AND AGREES THAT THE COMPANY AND EACH OF ITS SUBSIDIARIES MAY TERMINATE THE EMPLOYMENT OF OPTIONEE AT ANY TIME AND FOR ANY REASON, OR FOR NO REASON, UNLESS OPTIONEE AND THE COMPANY OR SUCH SUBSIDIARY ARE PARTIES TO A WRITTEN EMPLOYMENT AGREEMENT THAT EXPRESSLY PROVIDES OTHERWISE.

            12.   GOVERNING LAW.  This Agreement and the Option granted
                  -------------
hereunder shall be governed by and construed and enforced in accordance with the laws of the State of California.

            IN WITNESS WHEREOF, the Company and Optionee have duly executed this Agreement as of the Date of Grant.

    INTERNATIONAL TECHNOLOGY               OPTIONEE
    CORPORATION

    By____________________________         _________________________________
    __________
      Eric Schwartz                           Name (Signature)
      Sr. Vice President, General Counsel
       and Secretary

    _________________                      _________________________________

                                              Street Address

    _________________                      _________________________________

                                              City, State and Zip Code

    _________________                      _________________________________

                                              Social Security Number